BUSINESS CENTER LEASE


                          116 CORPORATE BOULEVARD LLC

                                      AND

                               ION NETWORKS, INC.




                                 July 21, 2003

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                               TABLE OF CONTENTS



ARTICLE 1.00  BASIC LEASE INFORMATION........................................1

ARTICLE 2.00  AGREEMENT......................................................2

ARTICLE 3.00  TERM, DELIVERY AND ACCEPTANCE OF PREMISES......................2
      3.01  GENERAL..........................................................2
      3.02  FAILURE TO DELIVER POSSESSION....................................2
      3.03  EARLY ACCESS.....................................................2
      3.04  CONDITION OF THE PREMISES........................................3

ARTICLE 4.00  MONTHLY BASE RENT..............................................3
      4.01  GENERAL..........................................................3
      4.02  ANNUAL MONTHLY BASE RENT ADJUSTMENT..............................3

ARTICLE 5.00  COMMON AREA MAINTENANCE, OPERATING EXPENSES....................3
      5.01  GENERAL..........................................................3
      5.02  ESTIMATED PAYMENTS...............................................4
      5.03  ANNUAL SETTLEMENT................................................4
      5.04  PRORATION UPON TERMINATION.......................................5
      5.05  OTHER TAXES......................................................5
      5.06  ADDITIONAL RENT..................................................5

ARTICLE 6.00  INSURANCE......................................................5
      6.01  LANDLORD'S INSURANCE.............................................5
      6.02  TENANT'S INSURANCE...............................................5
      6.03  FORMS OF THE POLICIES............................................6
      6.04  ADEQUACY OF COVERAGE.............................................6
      6.05  INADEQUATE INSURANCE.............................................6

ARTICLE 7.00  UTILITIES AND SERVICES.........................................6

ARTICLE 8.00  PROPERTY USE; .................................................6
      8.01  USE - GENERAL....................................................6
      8.02  OPERATION OF TENANT'S BUSINESS...................................7
      8.03  MANNER OF CONDUCTING BUSINESS....................................7
      8.04  TENANT PARKING...................................................7
      8.05  EXCLUSIVE USE....................................................7

ARTICLE 9.00  REQUIREMENTS OF LAW; FIRE INSURANCE............................7
      9.01  GENERAL..........................................................7
      9.02  TOXIC MATERIALS..................................................7
      9.03  CERTAIN INSURANCE RISKS..........................................8
      9.04  TENANT'S INSURANCE PAYMENTS......................................8

ARTICLE 10.00  ASSIGNMENT AND SUBLETTING.....................................8
      10.01  GENERAL.........................................................8
      10.02  LIMITATION ON REMEDIES..........................................8

ARTICLE 11.00  COMMON AREAS..................................................9

ARTICLE 12.00  LANDLORD'S SERVICES...........................................9
      12.01  LANDLORD'S REPAIR AND MAINTENANCE...............................9
      12.02  LANDLORD'S SERVICES............................................10
      12.03  LIMITATION ON LIABILITY........................................10

ARTICLE 13.00  TENANT'S REPAIRS.............................................10

ARTICLE 14.00  ALTERATIONS..................................................11

ARTICLE 15.00  MECHANICS' LIENS.............................................12

ARTICLE 16.00  END OF TERM..................................................12

ARTICLE 17.00  EMINENT DOMAIN...............................................12

ARTICLE 18.00  DAMAGE AND DESTRUCTION.......................................13

ARTICLE 19.00  SUBORDINATION................................................14
      19.01  GENERAL........................................................14
      19.02  ATTORNMENT.....................................................14

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ARTICLE 20.00  ENTRY BY LANDLORD............................................15

ARTICLE 21.00  INDEMNIFICATION, WAIVER AND RELEASE..........................15
      21.01  INDEMNIFICATION................................................15
      21.02  WAIVER AND RELEASE.............................................15

ARTICLE 22.00  SECURITY DEPOSIT.............................................16

ARTICLE 23.00  QUIET ENJOYMENT..............................................16

ARTICLE 24.00  EFFECT OF SALE...............................................16

ARTICLE 25.00  DEFAULT......................................................16
      25.01  EVENTS OF DEFAULT..............................................16
      25.02  LANDLORD'S REMEDIES............................................17
      25.03  CERTAIN DAMAGES................................................18
      25.04  CONTINUING LIABILITY AFTER TERMINATION.........................18
      25.05  CUMULATIVE REMEDIES............................................18

ARTICLE 26.00  RULES AND REGULATIONS........................................18

ARTICLE 27.00  SIGNS........................................................19

ARTICLE 28.00  MISCELLANEOUS................................................19
      28.01  NO OFFER.......................................................19
      28.02  JOINT AND SEVERAL LIABILITY....................................19
      28.03  NO CONSTRUCTION AGAINST DRAFTING PARTY.........................19
      28.04  TIME OF THE ESSENCE............................................19
      28.05  NO RECORDATION.................................................19
      28.06  NO WAIVER......................................................20
      28.07  LIMITATION ON RECOURSE.........................................20
      28.08  ESTOPPEL CERTIFICATES..........................................20
      28.09  WAIVER OF JURY TRIAL...........................................20
      28.10  NO MERGER......................................................20
      28.11  HOLDING OVER...................................................20
      28.12  NOTICES........................................................20
      28.13  SEVERABILITY...................................................21
      28.14  WRITTEN AMENDMENT REQUIRED.....................................21
      28.15  ENTIRE AGREEMENT...............................................21
      28.16  CAPTIONS.......................................................21
      28.17  NOTICE OF LANDLORD'S DEFAULT...................................21
      28.18  AUTHORITY......................................................21
      28.19  BROKERS........................................................21
      28.20  GOVERNING LAW..................................................21
      28.21  FORCE MAJEURE..................................................21
      28.22  LATE PAYMENTS..................................................22
      28.23  NO EASEMENTS FOR AIR OR LIGHT..................................22
      28.24  TAX CREDITS....................................................22
      28.25   RELOCATION OF PREMISES........................................22
      28.26  LANDLORD'S FEES................................................22
      28.27  BINDING EFFECT.................................................22

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                             BUSINESS CENTER LEASE

      THIS BUSINESS CENTER LEASE is entered into by Landlord and Tenant described in the following Basic Lease Information on the Date which is set forth for reference only in the following Basic Lease Information.

            Landlord and Tenant agree:

            ARTICLE 1.00  BASIC LEASE INFORMATION

            In addition to the terms which are defined elsewhere in this Lease, the following defined terms are used in this Lease:

                  (a)  DATE: July 21, 2003

                  (b)  TENANT: ION Networks, Inc.

                  (c)  TENANT'S ADDRESS:        1551   S. Washington  Ave
                                                Piscataway,  NJ 08854

                              Phone #           (800) 722-8986

                       Federal I.D. No. or SSN: ______________________

                  (d)  LANDLORD:                116 CORPORATE BOULEVARD LLC

                  (e)  LANDLORD'S   ADDRESS:    275   N. Franklin  Turnpike
                                                P.O. Box 369
                                                Ramsey, New Jersey 07446
                  with a copy at the
                  same time to:                 None

                  (f)  BUSINESS CENTER ADDRESS:       120 Corporate Blvd.
                                                      South Plainfield, NJ

                  (g) LEASE COMMENCEMENT DATE: August 1, 2003 or Landlord Delivery in accordance with Workletter Exhibit C, whichever first occurs. Rent to commence 60 days from Lease Commencement Date.

                  (h)  EXPIRATION DATE:  July 31, 2006

                  (i)  SECURITY DEPOSIT: $12,836.00

                  (j)  FIRST MONTH'S MONTHLY BASE RENT:  $4,505.00

                  (k)  MONTHLY BASE RENT:  $4,505.00

                  (l)  LEASABLE AREA OF THE PREMISES:        7,000 s.f.

                  (m)  LEASABLE AREA OF THE BUSINESS CENTER:  84,884 s.f.

                  (n)  TENANT'S PRO RATA SHARE (of (n) above):  8.32%

                  (o)  FIRST  CALENDAR  YEAR  ESTIMATED   MONTHLY   PAYMENT  FOR
OPERATING EXPENSES: $1,913.00

                  (p) USE PERMITTED: The Tenant covenants and agrees to use the Leased Premises for Office, Light Manufacturing/Assembly, and Warehouse purposes only. Also, Tenant's use of the Leased Premises is and shall be expressly subject to all applicable zoning ordinances, rules and regulations of any governmental instrumentalities, boards or bureaus having jurisdiction thereof. Tenant agrees not to use or permit the Leased Premises to be used for any other purpose without the prior written consent of the Landlord.

                  (q)  BROKER:          None

                  (r)  GUARANTOR:       None

                  (s) ADDITIONAL RENT: In addition to monthly base rent, Tenant shall pay during the Lease term additional rent consisting of all other sums of

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money, costs,  expenses,  fees or charges of any kind or amount whatsoever which
Tenant assumes or agrees to pay, or which becomes due and payable by Tenant to Landlord pursuant to this Lease. Tenant shall pay Fixed Rent and Additional Rent when same becomes due and payable without any demand and without any abatement, deduction or set-off whatsoever. Fixed Rent and Additional Rent due and payable for any partial month of Tenant's occupancy shall be prorated and paid together with the fixed rent due and payable on the first day of the month subsequent to the commencement date of the lease term. If tenant fails to pay any Fixed Rent or Additional Rent, Landlord shall have available to it the remedies listed in
Article 25.02 in addition to any other remedies provided by law or equity. For purposes of this Lease, Additional Rent includes any and all sums as shall become due to the Landlord under this Lease that do not constitute Fixed Rent. Unless otherwise provided herein, any and all costs incurred in connection with this tenancy shall be Tenant's responsibilities and shall be considered Additional Rent. Any amounts, including without limitation Operating Expenses, which this Lease requires Tenant to pay in addition to Monthly Base Rent.

                  (t) LAND: The land on which the Business Center is located and which is more particularly described on Exhibit A to this Lease.

                  (u) PREMISES and LEASABLE AREA: The Premises shown on Exhibit B to this Lease and known as Unit 104. The Premises do not include, and Landlord reserves, the exterior walls and roof of the Premises, the land beneath the Premises, the pipes and ducts, conduits, wires, fixtures and equipment above the suspended ceiling or structural elements which serve the Premises or the Business Center; however, Landlord has the right to enter the Premises in order to install, inspect, maintain, use, repair and replace those areas and items described in the preceding sentence. Notwithstanding this paragraph, "Leasable Area of Premises" is defined as the area measured from the outside of the exterior wall to outside of the exterior wall. In the event that a wall is an interior, then the measurement is made to the center of the interior wall.

                  (v) BUSINESS CENTER: The Business Center consisting of the Land and all improvements built on the Land, including without limitation the parking lot, parking structure (if any), walkways, driveways, fences, and landscaping.

                  (w) RENT: The Monthly Base Rent and Additional Rent.

                  These exhibits are attached to this Lease and are made parts of this Lease:

            EXHIBIT A - Legal Description of the Business Center
            EXHIBIT B - The Premises
            EXHIBIT C - Workletter
            EXHIBIT D - Rules and  Regulations
            EXHIBIT E - Sign Criteria
            EXHIBIT F - Environmental  Specification
            EXHIBIT G - Option to Renew


            ARTICLE 2.00  AGREEMENT

Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, according to this Lease.


             ARTICLE 3.00 TERM, DELIVERY AND ACCEPTANCE OF PREMISES

      3.01 GENERAL. The duration of this Lease will be the "Term". The Term will commence on the Commencement Date, and will expire on the Expiration Date.

      3.02 FAILURE TO DELIVER POSSESSION. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, (a) this Lease will not be void or voidable, (b) Landlord will not be liable to Tenant for any resultant loss or damage, and (c) unless Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date because of Tenant's delays, Rent will be waived for the period between the Commencement Date and the date on which Landlord delivers possession of the Premises to Tenant. If delivery of possession of the Premises is delayed beyond the Commencement Date and Tenant is not responsible for delays in completion of the Premises, (i) the Commencement Date will be extended automatically, one day for each day after the Commencement Date and before delivery of possession; and (ii) Landlord and Tenant will execute a certificate of the Commencement Date.
Landlord will construct or install in the Premises the improvements to be constructed or installed by Landlord according to Exhibit C. Landlord will be

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deemed  to have  delivered  possession  of the  Premises  to Tenant on the tenth
(10th) day after  Landlord  gives Tenant written notice either that Landlord has
substantially   completed   the   improvements   or  that   Landlord  will  have
substantially completed the improvements within ten (10) days after such notice, in either case subject only to the completion of Landlord's "punch-list" items which do not materially interfere with Tenant's use and enjoyment of the Premises.

      3.03 EARLY ACCESS. If Tenant is permitted access (and Landlord will not unreasonably withhold or delay consent for Tenant to have early access) to the Premises prior to the Commencement Date for the purpose of installing fixtures or any other purpose permitted by Landlord, such early entry will be at Tenant's sole risk and subject to all the terms and provisions of this Lease as though the Commencement Date had occurred, except for the payment of Monthly Base Rent which will commence on the Commencement Date. Tenant, its agents or employees will not interfere with or delay Landlord's completion of construction of the improvements and all rights of Tenant under this Section 3.03 will be subject to the requirements of all applicable building codes and zoning requirements so as not to interfere with Landlord's obtaining of a certificate of occupancy for the Premises. Landlord has the right to impose such additional conditions on Tenant's early entry as Landlord, in its sole discretion, deems appropriate, and will further have the right to require that Tenant execute an early entry agreement containing such conditions prior to Tenant's early entry.

      3.04 CONDITION OF THE PREMISES. Prior to the Commencement Date, Tenant will conduct a walk-through inspection of the Premises with Landlord and prepare a punch-list of items needing additional work by Landlord. Other than the items specified in the punch-list, by taking possession of the Premises Tenant will be deemed to have accepted the Premises in their condition on the date of delivery of possession. The punch-list will not include any damage to the Premises caused by Tenant's move-in or early access, if permitted. Damage caused by Tenant will be repaired or corrected by Landlord, at Tenant's expense. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any improvements to the Premises except as expressly provided in this Lease and Exhibit C to this Lease. If Tenant fails to submit a punch-list to Landlord prior to the Commencement Date, it will be deemed that there are no items needing additional work or repair. Landlord's contractor will complete all reasonable punch-list items within thirty (30) days after the walk-through inspection or as soon as practicable after such walk-through.


            ARTICLE 4.00 MONTHLY BASE RENT

      4.01 GENERAL. Throughout the Term of this Lease, Tenant will pay Monthly Base Rent to Landlord as rent for the Premises. Monthly Base Rent will be paid in advance on or before the first day of each calendar month of the Term. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Monthly Base Rent will be appropriately prorated by Landlord for such month. If the Term commences on a day other than the first day of a calendar month, then the prorated Monthly Base Rent for such month will be paid on or before the first day of the Term. Monthly Base Rent will be paid to Landlord, without notice or demand, and without deduction or offset, in lawful money of the United States of America at Landlord's address, or to such other person or at such other place as Landlord may from time to time designate in writing. In the event of the existence of any rent, additional rent or other charges and expenses contemplated this Lease which are in arrears, Landlord shall credit any payments first to such arrears and then to Tenant's current obligations.

      4.02  ANNUAL MONTHLY BASE RENT ADJUSTMENT.

      YEAR               BASE RENT ANNUALLY         BASE RENT MONTHLY
      ----               ------------------         -----------------

08/01/03-09/30/03                 $0                         $0
10/01/03-07/31/04            $54,060.00                  $4,505.00
08/01/04-07/31/05            $54,060.00                  $4,505.00
08/01/05-07/31/06            $54,060.00                  $4,505.00



            ARTICLE 5.00  COMMON AREA MAINTENANCE, OPERATING EXPENSES

      5.01 GENERAL.  In addition to Monthly Base Rent,  Tenant will pay Tenant's

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Pro Rata Share of the Operating  Expenses paid,  payable or incurred by Landlord in each calendar year or partial calendar year during the Term.

      As used in this Lease, the term "Operating Expenses" means:

            (a) all costs of management, operation and maintenance of the Business Center (any of which may be furnished by an affiliate of Landlord), including without limitation: cleaning, landscaping, lighting, maintaining, painting, repairing, and replacing (except to the extent proceeds of insurance or condemnation awards are available) any common areas; maintaining, repairing and replacing, cleaning, lighting, removing snow and ice, painting, and landscaping of all vehicle parking areas and other outdoor common areas, including any Business Center signage (other than Tenant's signs); repairing or replacing roof; providing security (Landlord not incurring or assuming any obligation to provide such protection or security or any liability for the failure of the same); seasonal holiday decorations; removing trash from the common areas; the charges for rubbish containers and removal (except that at Landlord's option Tenant shall be directly responsible for contracting for providing for rubbish containers and removal subject to Landlord's approval of the provisions and conditions of the agreement therefore providing public liability, property damage, fire, and extended coverage and such other insurance as Landlord deems appropriate; total compensation and benefits (including premiums for workmen's compensation and other insurance) paid to or on behalf of employees for work at the Business Center; supplies; fire protection and fire hydrant charges; steam, water and sewer charges; gas, electricity, and telephone utility charges; licenses and permit fees; depreciation of equipment used in operating and maintaining the common areas and rent paid for leasing such equipment; real property taxes, assessments, impositions, (and any tax levied in whole or in part in lieu of real property taxes); and any other costs, charges, and expenses which under generally accepted accounting principles would be regarded as maintenance and operating expenses

            (b) the cost (amortized over such reasonable period as Landlord will determine) of any capital improvements (i) cost (amortized over such reasonable period as Landlord will determine) which are made to the Business Center by Landlord during the Term and which are intended to reduce other Operating Expenses, or (ii) which are made to the Business Center by Landlord after the Date and which are required under any governmental law or regulation that was not applicable to the Business Center at the time it was constructed and are not a result of Tenant's unique use of the Premises. The cost of any capital improvements which are required to be made to the Business Center after the Date as a result of Tenant's unique use of the Premises will be made by Landlord at Tenant's sole cost and expense.

      Operating Expenses will not include depreciation on the Business Center (other than depreciation on personal property, equipment, window coverings on exterior windows provided by Landlord and carpeting in public corridors and common areas), costs of improvements made for other tenants of the Business Center, real estate broker's commissions, mortgage interest and capital items other than those referred to in clause (b).

      5.02 ESTIMATED PAYMENTS. In addition to Monthly Base Rent, Tenant will pay to Landlord in advance on the first day of each month during the Term one-twelfth (l/12) of Tenant's Pro Rata Share of estimated Operating Expenses paid, payable or incurred during the subject calendar year or partial calendar year (the "Estimated Operating Expenses"). The Estimated Operating Expenses are subject to revision according to the further provisions of this Section 5.02 and
Section 5.03. During December of each calendar year or as soon after December as practicable, Landlord will give Tenant written notice of Landlord's reasonable estimate of the amounts payable under Section 5.01 for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant will pay to Landlord in advance one-twelfth (1/12) of such reasonable estimated amount; however, if such notice is not given in December, Tenant will continue to pay on the basis of the prior year's estimate until the month after such notice is given; provided that in the month Tenant first pays Landlord's new estimate Tenant will pay to Landlord the difference between the new estimate and the amount payable under the prior year's estimate for each month which has elapsed since December. If at any time or times it reasonably appears to Landlord that the amount payable under Section 5.01 for the current calendar year will vary from Landlord's estimate, Landlord may, by written notice to Tenant, revise Landlord's estimate for such year, and subsequent payments by Tenant for such year will be based upon Landlord's reasonably revised estimate.

      5.03 ANNUAL SETTLEMENT. Within ninety (90) days after the close of each calendar year or as soon after such ninety (90) day period as practicable, Landlord will deliver to Tenant a statement of amounts payable under Section
5.01 for such calendar year. The Tenant shall have the right to receive from Landlord documentation of all chargeable items billed, including copies of

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invoices  and  payments.  The Tenant  shall  have the right to audit  Landlord's statement for a period within ninety (90) days from the rendering of the statement by the Landlord. If such statement shows an amount owing by Tenant that is less than the estimated payments previously made by Tenant for such calendar year, the excess will be held by Landlord and credited against the next payment of Rent; however, if the Term has ended and Tenant was not in default at its end, Landlord will refund the excess to Tenant. If such statement shows an amount owing by Tenant that is more than the estimated payments previously made by Tenant for such calendar year Tenant will pay the deficiency to Landlord within thirty (30) days after the delivery of such statement.

      5.04 PRORATION UPON TERMINATION. If, for any reason other than the default of Tenant, this Lease ends on a day other than the last day of a calendar year, the amount of increase (if any) in Operating Expenses payable by Tenant applicable to the calendar year in which this Lease ends will be calculated on the basis of actual expenses for the period up to the Lease termination date.

      5.05 OTHER TAXES. Tenant will reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of Landlord and Tenant: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's merchandise, equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is in Tenant or Landlord; (b) upon or measured by Rent, including, without limitation, any gross income tax or excise tax levied by the federal government or any other governmental body with respect to the receipt of Rent; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Premises; (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it is not lawful for Tenant to reimburse Landlord, the Rent payable to Landlord under this Lease will be revised to yield to Landlord the same net rental after the imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

      Tenant will pay promptly when due all sales, merchandise or personal property taxes on Tenant's personal property in the Premises and any other taxes payable by Tenant, the nonpayment of which might give rise to a lien on the Premises or the Tenant's interest in the Premises.

      5.06 ADDITIONAL RENT.  Amounts payable by Tenant according to this Article
5.00 will be payable as Rent, without deduction or offset. If Tenant fails to pay any amounts due according to this Article 5.00, Landlord will have all the rights and remedies available to it on account of Tenant's failure to pay Rent.


            ARTICLE 6.00  INSURANCE

      6.01 LANDLORD'S INSURANCE. At all times during the term of this Lease, Landlord will carry and maintain (a) fire and extended coverage insurance covering full replacement cost agreed value of the Business Center, parking structure (if any) and the Business Center's equipment and common area furnishings, and (b) public liability and property damage insurance in such amounts as Landlord determines from time to time in its reasonable discretion. Tenant will reimburse Landlord, as an Operating Expense, for the costs of all such insurance in accordance with Article 5.00 and in particular Article 5.06, as Additional Rent.

      6.02 TENANT'S INSURANCE. At all times during the term of this Lease, Tenant will carry and maintain, at Tenant's expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to
Landlord:

            (a) Public liability and property damage liability insurance, with a combined single occurrence limit of not less than $l,000,000.00. All such insurance will specifically include, without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in
Article 21.00 of this Lease.

            (b) Fire and extended coverage insurance covering all leasehold improvements in the Premises and all of Tenant's merchandise, equipment, trade fixtures, appliances, furniture, furnishings and personal property, from time to time in, on, or upon the Premises, in an amount not less than the full replacement cost without deduction for depreciation from time to time during the term of this Lease, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk), boiler, glass breakage and sprinkler leakage. All policy proceeds will be used for the repair or replacement of the property damaged or destroyed; however, if this Lease ceases under the provisions of
Article 18.00, Tenant will be entitled to any proceeds resulting from damage to Tenant's merchandise, equipment, trade fixtures, appliances, furniture, Tenant's supplied improvements, personal property and Tenant's business interruption insurance, and Landlord will be entitled to all other proceeds.

            (c) Workmen's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the workmen's compensation laws of the state in which the Premises are located.

      6.03 FORMS OF THE POLICIES. All policies of liability insurance which Tenant is obligated to maintain according to this Lease (other than any policy of workmen's compensation insurance) will name Landlord and such other persons or firms as Landlord specifies from time to time as additional insureds. Original or true copies of original policies (together with copies of the endorsements naming Landlord and any others specified by Landlord as additional insureds) and evidence of the payment of all premiums of such policies will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least thirty (30) days prior to the expiration of the term of each such policy. All public liability and property damage liability policies maintained by Tenant will contain a provision that Landlord and any other additional insureds, although named as an insured, will nevertheless be entitled to recover under such policies for any loss sustained by Landlord and such other additional insureds, its agents and employees as a result of the acts or omissions of Tenant. All such policies maintained by Tenant will provide that they may not be terminated or amended except after thirty (30) days' prior written notice to Landlord. All public liability, property damage liability and casualty policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry. No insurance required to be maintained by Tenant by this Article 6.00 will be subject to more than a $250 deductible limit without Landlord's prior written consent. All Tenant's policies required to be maintained under this Lease shall contain "severability of interests" and "cross liability" endorsements, and such policies shall be written by an insurance company having a Best Rating of A (VI) or better.

      6.04 ADEQUACY OF COVERAGE. Landlord, its agents and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 6.00 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain, at Tenant's sole expense, such additional insurance coverage as Tenant deems adequate.

      6.05 INADEQUATE INSURANCE. Upon failure of Tenant to comply with the provisions of Article 6.00, in addition to any other rights and remedies of the Landlord, Landlord shall have a right to obtain such insurance, to pay the premiums for the same, and to recover the cost of such insurance at once as additional rent due from Tenant to Landlord under this Lease.


            ARTICLE 7.00  UTILITIES AND SERVICES

      Tenant will make application for all services and pay all initial utility deposits and fees, and all monthly service charges for water, electricity, sewage, gas, telephone, and any other utility services furnished to the Premises and the improvements on the Premises during the term of this Lease. If any such services are not separately metered or billed to Tenant but rather are billed to and paid by Landlord, Tenant will pay to Landlord Tenant's Pro Rata Share of the cost of such services in accordance with Article 5.00 and in particular, Article 5.06, as Additional Rent.

      Tenant shall be responsible to keep the store windows and frames clean at all times and shall contract with a professional window cleaner at its own cost and expense to wash the interior and exterior of the windows on a weekly basis.


            ARTICLE 8.00  USE OF PROPERTY

            (a) The Property may only be used for the use set forth in section l(p) and all uses incidental thereto.

            (b) Notwithstanding the foregoing, Tenant shall not use or permit the Property to be used for (i) any unlawful purpose; (ii) in violation of any certificate of occupancy covering the Property; (iii) any use which may constitute a public or private nuisance or make voidable any insurance in force relating to the Property; (iv) any purpose which creates or produces noxious odors, smoke, fumes, emissions, noise or vibrations; or (v) any use which involves or results in the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of petroleum products or hazardous substances or wastes. However, the Tenant may store and handle substances which are classified as hazardous provided they are essential to the normal operation of Tenant's business, a list of all such products are provided to Landlord, and further provided that such substances are stored, handled and disposed of in accordance with applicable State and Federal statutes and regulations.

            (c) Tenant shall not cause or permit any overloading of the floors of the Building. Tenant shall not install any equipment or other items upon or through the roof, or cause openings to be made in the roof, without Landlord's prior written consent. Tenant shall not install any underground storage tanks or facilities at the Property.

            (d) No storage of any goods, equipment or materials shall be permitted outside the Building on the Property.

            (e) The tenant shall furnish to the Leased Premises and shall maintain in good operating condition throughout the term hereof, fire extinguishers, in such quantities and of such type as may be required from time-to-time by Landlord's fire or casualty insurance carrier in order to achieve the lowest possible fire insurance rating for said Leased Premises and the buildings or buildings wherein the same are situate.

            (f) Lessee's occupancy of the Demised Premised shall include the use of parking spaces in the building parking area in accordance with its proportionate share. Lessee shall, upon request, promptly furnish to Lessor the license numbers of the cars operated by Lessee and its subtenants, licensees, invitees, concessionaires, officers and employees


            ARTICLE 9.00  REQUIREMENTS OF LAW; FIRE INSURANCE

      9.01 GENERAL. Tenant, at its expense, shall obtain all permits, approvals, and certificates required by any governmental body and will comply with all applicable governmental laws, orders and regulations, and with any direction of any public officer or officers, according to law, which will impose any violation, order or duty upon Landlord or Tenant with respect to the Premises, or their use or occupancy.

      9.02 TOXIC MATERIALS. Tenant will not store, use or dispose of any hazardous, toxic or radioactive matter in, on, or about the Premises or the Business Center.

      9.03 CERTAIN INSURANCE RISKS. Tenant will not do or permit to be done any act or thing upon the Premises which would (a) jeopardize or be in conflict with fire insurance policies covering the Business Center and fixtures and property in the Business Center, or (b) increase the rate of fire insurance applicable to the Business Center to an amount higher than it otherwise would be for the general use as a Business Center, or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises; however, this
Section 9.03 will not prevent Tenant's use of the Premises for the purposes stated in Article 1.00.

      9.04 TENANT'S INSURANCE PAYMENTS. If, as a result of any act or omission, other than the permitted use, by Tenant or violation of this Lease, the rate of fire insurance applicable to the Business Center or any other insurance carried by Landlord is increased to an amount higher than it otherwise would have been, Tenant will reimburse Landlord for the increased cost of Landlord's insurance premiums. Such reimbursement will be Rent payable upon the first day of the month following Landlord's delivery to Tenant of a statement showing payment by Landlord for such increased insurance premiums. In any action or proceeding in which Landlord and Tenant are parties, a schedule or "make up" of rates for the Business Center or Premises issued by the body making fire insurance rates for the Premises or a notice from Landlord's insurer will be presumptive evidence of the facts stated and of the several items and charges in the fire insurance rate then applicable to the Premises.

            ARTICLE 10.00  ASSIGNMENT AND SUBLETTING

      10.01 GENERAL. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, covenants that it will not assign, mortgage or encumber this Lease, nor sublease, or permit the Premises or any part of the Premises to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent may not be unreasonably withheld or delayed. The transfer of control or of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant of this Lease or a majority interest in any partnership tenant (excluding transfer of said partnership interest to the remaining partner in the event of the death of the other partner) or subtenant, however accomplished, and whether in a single transaction or in a series of transactions, will be an assignment of this Lease or of such sublease requiring Landlord's prior written consent in each instance. The transfer of outstanding capital stock of any corporate tenant, for purposes of this Article 10.00, will not include any sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, and which sale is effected through "over-the-counter-market" or through any recognized stock exchange.

            Any assignment or sublease in violation of this Section 10.01 will be void. If this Lease is assigned, or if the Premises or any part of the Premises are subleased or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to Rent. No assignment, sublease, occupancy or collection will be deemed (a) a waiver of the provisions of this Section 10.01; or (b) the acceptance of the assignee, subtenant or occupant as Tenant; or (c) release Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease. The consent by Landlord to an assignment or sublease will not be construed to relieve Tenant from obtaining Landlord's prior written consent in writing to any further assignment or sublease. No permitted subtenant will assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without Landlord's prior written consent in each instance. In the event of such default, at the Landlord's option, any future extensions of this Lease may be declared null and void.

      10.02 LIMITATION ON REMEDIES. Tenant will not be entitled to make, nor will Tenant make, any claim, and Tenant by this Section waives any claim, for money damages (nor will Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article
10.00. Tenant's sole remedy will be an action or proceeding to enforce any such provision, or for specific performance, injunction, or declaratory judgment.


            ARTICLE 11.00  COMMON AREAS

      As used in this Lease, the term "common areas" means, without limitation, any hallways, entryways, stairs, elevators, driveways, walkways, terraces, docks, loading areas, trash facilities and all other areas and facilities in the Business Center which are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant with other tenants of the Business Center and their respective employees, customers, invitees, licensees or other visitors. Landlord grants Tenant, its employees, invitees, licensees and other visitors a nonexclusive license for the Term to use the common areas in common with others entitled to use the common areas including, without limitation, Landlord and other tenants of the Business Center, and their respective employees, customers, invitees, licensees and visitors, and other persons authorized by Landlord, subject to the terms and conditions of this Lease. Without advance notice to Tenant (except with respect to matters covered by subsection (a) below) and without any liability to Tenant in any respect, Landlord will have the right to:

            (a)  establish  and  enforce   reasonable   rules  and   regulations
concerning the maintenance, management, use and operation of the common areas;

            (b) close off any of the common areas to whatever extent required in the opinion of Landlord and its counsel to prevent a dedication of any of the common areas or the accrual of any rights by any person or the public to the common areas, provided such closure does not deprive Tenant of the substantial benefit and enjoyment of the Premises;

            (c) temporarily close any of the common areas for maintenance, alteration or improvement purposes;

            (d) select, appoint or contract with any person for the purpose of operating and maintaining the common areas, subject to such terms and at such rates as Landlord deems reasonable and proper;

            (e) change the size, use, shape or nature of any such common areas, provided such change does not deprive Tenant of the substantial benefit and enjoyment of the Premises. So long as Tenant is not thus deprived of the substantial use and benefit of the Premises, Landlord will also have the right at any time to change the arrangement or location of, or both, or to regulate or eliminate the use of, any concourse, parking spaces, garage, or any elevators, stairs, toilets or other public conveniences in the Business Center, without incurring any liability to Tenant or entitling Tenant to any abatement of rent and such action will not constitute an actual or constructive eviction of Tenant; and

            (f) erect one or more additional buildings on the common areas, expand the existing Business Center to cover a portion of the common areas, convert common areas to a portion of the Business Center, or convert any portion of the Business Center to common areas. Upon erection or change of location of the buildings, the portion of the Business Center upon which buildings or structures have been erected will no longer be deemed to be a part of the common areas. In the event of any such changes in the size or use of the Business Center or common areas, Landlord will make an appropriate adjustment in the Leasable Area of the Business Center and in Tenant's Pro Rata Share payable pursuant to Article 5.00 of this Lease.


            ARTICLE 12.00  LANDLORD'S SERVICES

      12.01 LANDLORD'S REPAIR AND MAINTENANCE. Landlord will maintain, repair, restore, repaint and replace the common areas of the Business Center, including, without limitation, landscaping, asphalt, and the mechanical, plumbing and electrical equipment serving the common areas, in reasonably good order and condition, except for (a) any damage occasioned by the negligent or willful acts or omissions of Tenant, Tenant's agents, employees or invitees, (b) any damage occasioned by the failure of Tenant to perform or comply with any terms, conditions or covenants in this Lease; (c) ordinary wear and tear; and (d) any structural alterations or improvements required by Tenant's use and occupancy of the Premises, which damage will be repaired by Landlord at Tenant's expense. As a condition precedent to all obligations of Landlord to repair, restore and maintain under this Section 12.01, Tenant must notify Landlord in writing of the need for such repairs, restoration or maintenance. Landlord shall provide all existing mechanical systems in working order and will warranty the mechanical systems for one (1) year (parts and labor) from Lease Commencement Date. Tenant is responsible for all normal, scheduled maintenance for mechanical systems from Lease Commencement Date.

      Tenant will reimburse Landlord for Tenant's Pro Rata Share of the costs which Landlord incurs in performing its repair and maintenance obligations with respect to the Business Center, except for structural wall and structural roof repairs, if any. Reimbursement by Tenant to Landlord for Tenant's share of such costs will be made within thirty (30) days of receipt of a statement for such changes. These amounts due and payable shall be paid as Additional Rent in accordance with Article 5.06. If Landlord fails to commence the making of repairs within thirty (30) days after such notice, so long as such repairs could have been accomplished within the time period based on a commercially reasonable standard, and the failure to repair has materially interfered with Tenant's use of the Premises, Tenant's sole right and remedy for such failure on the part of the Landlord will be to cause such repairs to be made and to charge Landlord the reasonable cost of such repairs. If the repair is necessary to end or avert an emergency and if Landlord after receiving notice from Tenant of such necessity fails to commence repair as soon as reasonably possible, Tenant may do so at Landlord's cost, without waiting thirty (30) days.

      12.02 LANDLORD'S SERVICES. Landlord will keep the common areas (a) in a clean and orderly condition and free of snow, ice and debris (steps, walkways, approaches and entrances adjacent to the demised Premises excepted); and (b) properly lighted and landscaped. Landlord will not be in default under this Lease or be liable for any damages directly or indirectly resulting from, nor will the Rent be abated by reason of, (i) the installation, use, or interruption of use of any equipment in connection with the furnishing of any of such services, (2) failure to furnish, or delay in furnishing, any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Business Center, or (3) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy serving the Premises or the Business Center. Landlord will use reasonable efforts to remedy diligently any interruption in the furnishing of such services.

      12.03 LIMITATION ON LIABILITY. Landlord will not be liable to Tenant or any other person, for direct or consequential damage or otherwise, for any failure to supply any heat, air conditioning, elevator, cleaning, lighting, security or other service Landlord has agreed to supply during any period when Landlord used reasonable diligence to supply such services. Landlord reserves the right to discontinue temporarily such services, or any of them, at such times as may be necessary by reason of accident; unavailability of employees; repairs, alterations or improvements; strikes; lockouts; riots; acts of God; governmental preemption in connection with a national or local emergency; and rule, order or regulation of any governmental agency; conditions of supply and demand which make any product unavailable; Landlord's compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of Tenant; or any other happening beyond the control of Landlord. Landlord will not be liable to Tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the Business Center of any person. In the event of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's sole opinion, Landlord will have the right to prevent access to or from the Business Center during the continuance of the same by such means as Landlord, in its sole discretion, may deem appropriate, including, without limitation, locking doors and closing parking areas and other common areas. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Article 12.00, nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations under this Lease.


            ARTICLE 13.00  TENANT'S REPAIRS

      (a) Tenant will at all times during the Term of this Lease keep and maintain at its own cost and expense, in good order, condition, and repair, the Premises (including, without limitation, all improvements, fixtures, and equipment on the Premises), and will make all repairs and replacements, interior and exterior, above or below ground, and ordinary or extraordinary as caused by Tenant. Landlord shall provide all existing mechanical systems in working order and will warranty the mechanical systems for one (1) year (parts and labor) from Lease Commencement Date. Tenant is responsible for all normal, scheduled maintenance for mechanical systems from Lease Commencement Date.


            (b) Tenant's obligation to keep and maintain, at its own cost and expense, the Premises in good order, condition, and repair includes, without limitation, all plumbing and sewage facilities in the Premises, floors (including floor coverings); doors, locks, and closing devices; window easements and frames; glass and plate glass; grilles; all electrical facilities and equipment; HVAC systems and equipment and all other appliances and equipment of every kind and nature; and all landscaping upon, within, or attached to the Premises. Tennant shall make all necessary replacements with parts or items equal in quality and condition to the originals. If the tenant fails to make such required repairs and/or replacements, Landlord may complete same for Tenant and be reimbursed by Tenant for expenses incurred by the Landlord in connection therewith as Additional Rent. In addition, Tenant will at its sole cost and expense install or construct any improvements, equipment, or fixtures required by any governmental authority or agency as a consequence of Tenant's use and occupancy of the Premises. Tenant will replace any damaged plate glass within two (2) business days of the occurrence of such damage.


            (c) Landlord will assign to Tenant, and Tenant will have the benefit of, any guarantee of warranty to which Landlord is entitled under any purchase, construction, or installation contract relating to a component of the Premises which Tenant is obligated to repair and maintain. Tenant will have the right to call upon the contractor to make such adjustments, replacements, or repairs which are required to be made by the contractor under such contract.

            (d) Landlord may at Landlord's option employ and pay a firm satisfactory to Landlord, engaged in the business of maintaining systems, to perform periodic inspections of the HVAC systems serving the Premises, and to perform any necessary work, maintenance, or repair of them. In that event, Tenant will reimburse Landlord on demand for all reasonable amounts paid by

Landlord in connection with such employment.

            (e) Any work to be done on the roof to accommodate Tenant improvements, including holes, patches, etc., or anything that would alter the roof, shall be done by Landlord's roofer at Tenant's expense.

            (f) Upon the expiration or termination of this Lease, Tenant will surrender the Premises to Landlord in good order, condition, and repair, ordinary wear and tear excepted. To the extent allowed by law, Tenant waives the right to make repairs at Landlord's expense under the provisions of any laws permitting repairs by a tenant at the expense of a landlord.


            ARTICLE 14.00  ALTERATIONS

      Tenant will not make or cause to be made any alterations, additions, or improvements t

      o or of the Premises or any part of the Premises, or attach any fixture of equipment to the Premises, without first obtaining Landlord's written consent. Any alterations, additions, or improvements to the Premises consented to by Landlord will be made by Tenant at Tenant's sole cost and expense according to plans and specifications approved by Landlord, and any contractor or person selected by Tenant to make them must first be approved by Landlord. Landlord may require, at its option, that Tenant provide Landlord at Tenant's sole cost and expense a lien and completion bond, or payment and performance bond, in an amount equal to twice the estimated cost of any contemplated alterations, fixtures, and improvements, to insure Landlord against any liability for mechanics' or materialmen's liens and to ensure the completion of such work. All alterations, additions, fixtures, and improvements, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord (other than furnishings, trade fixtures, and equipment installed by Tenant), will be Landlord's property and, at the end of the Term of this Lease, will remain on the Premises without compensation to Tenant. If Landlord requests, Tenant will remove all such alterations, fixtures, and improvements from the Premises and return the Premises to the condition in which they were delivered to Tenant. Upon such removal Tenant will immediately and fully repair any damage to the Premises occasioned by the removal.


            ARTICLE 15.00  MECHANICS' LIENS

      Tenant will pay or cause to be paid all costs and charges for work done by it or caused to be done by it in or to the Premises, and for all materials furnished for or in connection with such work. Tenant will indemnify Landlord against, and hold Landlord, the Premises and the Business Center free, clear and harmless of and from, all mechanics' liens and claims of liens, and all other liabilities, liens, claims, and demands, on account of such work. If any such lien, at any time, is filed against the Premises or any part of the Business Center, Tenant will cause such lien to be discharged of record within ten (10) days after the filing of such lien, except that if Tenant desires to contest such lien, it will furnish Landlord, within such ten (10) day period, security reasonably satisfactory to Landlord of at least one hundred fifty percent (150%) of the amount of the claim, plus estimated costs and interest. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant will pay and satisfy the same at once. If Tenant fails to pay any charge for which a mechanics' lien has been filed, and has not given Landlord security as described above, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys' fees incurred in connection with such lien, will be immediately due from Tenant to Landlord. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord's interest in the Business Center to liability under any mechanics' or other lien law. If Tenant receives notice that a lien has been or is about to be filed against the Premises or the Business Center or any action affecting title to the Business Center has been commenced on account of work done by or for or materials furnished to or for Tenant, it will immediately give Landlord written notice of such notice. At least fifteen (15) days prior to the commencement of any work (including, but not limited to, any alterations, additions, improvements or installations) in or to the Premises, by or for Tenant, Tenant will give Landlord written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work, however, this is not required on initial Tenant fit-up. Landlord will have the right to post notices of non-responsibility or similar notices on the Premises in order to protect the Premises against any such liens.

            ARTICLE 16.00  END OF TERM

      At the end of this Lease, Tenant will promptly quit and surrender the Premises in good order, condition, and repair, ordinary wear and tear excepted. If Tenant is not then in default, Tenant may remove from the Premises any trade fixtures, equipment and movable furniture placed in the Premises by Tenant, whether or not such trade fixtures or equipment are fastened to the Business Center; Tenant will not remove any trade fixtures or equipment without Landlord's written consent if such fixtures or equipment are used in the operation of the Business Center or improvements or the removal of such fixtures or equipment will result in impairing the structural strength of the Business Center or improvements. Whether or not Tenant is in default, Tenant will remove such alterations, additions, improvements, trade fixtures, equipment and furniture as Landlord has requested in accordance with Article 14.00. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions and improvements. All trade fixtures, equipment, furniture, inventory, effects, alterations, additions and improvements not so removed will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account for them; and Tenant will pay Landlord for all expenses incurred in connection with such property, including, but not limited to, the cost of repairing any damage to the Business Center or Premises caused by the removal of such property. Tenant's obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.


            ARTICLE 17.00  EMINENT DOMAIN

            (a) The term "total taking" means the taking of the fee title or Landlord's master leasehold estate by right of eminent domain or other authority of law, or a voluntary transfer under the threat of the exercise of the right of eminent domain or other authority, to so much of the Premises or a portion of the Business Center as is necessary for Tenant's occupancy, that the Premises are not suitable for Tenant's intended use in Tenant's reasonable judgment. The term "partial taking" means the taking of only a portion of the Premises or the Business Center, which does not constitute a total taking.

            (b) If a total taking occurs during the Term of this Lease, this Lease will terminate as of the date of the taking. The phrase "date of the taking" means the date of taking actual physical possession by the condemning authority or such earlier date as the condemning authority gives notice that it is deemed to have taken possession.

            (c) If a partial taking occurs during the Term of this Lease, either Landlord or Tenant may cancel this Lease by written notice given within thirty
(30) days after the date of the taking, and this Lease will terminate as to the portion of the Premises taken on the date of the taking. If the Lease is not so terminated, this Lease will continue in full force and effect as to the remainder of the Premises. The Monthly Base Rent payable by Tenant for the balance of the Term will be abated in the proportion that the leasable area of the Premises taken bears to the Leasable Area of the Premises immediately prior to such taking, and Landlord will make all necessary repairs or alterations to make the remaining Premises a complete architectural unit.

            (d) If more than forty percent (40%) of the common areas in the Business Center dedicated to customer parking are acquired or condemned under power of eminent domain or other authority of law, or a voluntary transfer under the threat of an exercise of the right of eminent domain or other authority, then the Term of this Lease will terminate as of the date of the taking unless Landlord takes reasonable steps to provide other parking facilities substantially equal to the previously existing ratio between the common parking areas and the leasable area of the Business Center, and such parking facilities are provided by Landlord within ninety (90) days from the date of the taking. If Landlord provides such other parking facilities, then this Lease will continue in full force.

            (e) All compensation and damages awarded for the taking of the Premises, and portion of the Premises, or the whole or any portion of the common areas or Business Center will belong to Landlord. Tenant will not have any claim or be entitled to any award for diminution in value of its rights under this Lease or for the value of any unexpired term of this Lease; however, Tenant may make its own claim for any separate award that may be made by the condemnor for Tenant's loss of business or for the taking of or injury to Tenant's improvements, or on account of any cost or loss Tenant may sustain in the removal of Tenant's trade fixtures, equipment, and furnishing, or as a result of any alterations, modifications, or repairs which may be reasonably required by Tenant in order to place the remaining portion of the Premises not so condemned in a suitable condition for the continuance of Tenant's occupancy.

            (f) If this Lease is terminated  pursuant to the  provisions of this
Article 17.00, then all rentals and other charges payable by Tenant to Landlord under this Lease will be paid up to the date of the taking, and any rentals and other charges paid in advance and allocable to the period after the date of the taking will be repaid to Tenant by Landlord. Landlord and Tenant will then be released from all further liability under this Lease.


            ARTICLE 18.00  DAMAGE AND DESTRUCTION

            (a) If the Premises or the portion of the Business Center necessary for Tenant's occupancy is damaged or destroyed during the Term of this Lease by any casualty insurable under standard fire and extended coverage insurance policies, Landlord will repair or rebuild the Premises to substantially the condition in which the Premises were immediately prior to such destruction.

            (b) Landlord's obligation under this Article 18.00 will not exceed the lesser of: (i) with respect to the Premises, the scope of building-standard improvements installed by Landlord in the original construction of the Premises, or (ii) the extent of proceeds received by Landlord of any insurance policy maintained by Landlord.

            (c) The Monthly Base Rent will be abated proportionately during any period in which, by reason of any damage or destruction not occasioned by the negligence or willful misconduct of Tenant or Tenant's employees or invitees, there is a substantial interference with the operation of the business of Tenant. Such abatement will be proportional to the measure of business in the Premises which Tenant may be required to discontinue. The abatement will continue for the period commencing with such destruction or damage and ending with the completion by the Landlord of such work, repair, or reconstruction as Landlord is obligated to do.

            (d) If the Premises, or the portion of the Business Center necessary for Tenant's occupancy, is damaged or destroyed (i) to the extent of ten percent (10%) or more of the then-replacement value of either, (ii) in the last three
(3) years of the Term of this Lease, (iii) by a cause or casualty other than those covered by fire and extended coverage insurance, or (iv) to the extent that it would take, in Landlord's opinion, in excess of ninety (90) days to complete the requisite repairs, then Landlord may either terminate this Lease or elect to repair or restore the damage or destruction. If this Lease is not terminated pursuant to the preceding sentence, this Lease will remain in full force and effect. Landlord and Tenant waive the provisions of any law that would dictate automatic termination or grant either of them an option to terminate in the event of damage or destruction. Landlord's election to terminate under this paragraph will be exercised by written notice to Tenant given within sixty (60) days after the damage or destruction. Such notice will set forth the effective date of the termination of this Lease.

            (e) Upon the completion of any such work, repair, or restoration by Landlord, Tenant will repair and restore all other parts of the Premises including without limitation nonbuilding-standard leasehold improvements and all trade fixtures, equipment, furnishings, signs, and other improvements originally installed by Tenant. Tenant's work will be subject to the requirements of
Article 14.00.

            (f) During any period of reconstruction or repair of the Premises, Tenant will continue the operation of its business in the Premises to the extent reasonably practicable.


            ARTICLE 19.00  SUBORDINATION

      19.01 GENERAL. This Lease and Tenant's rights under this Lease are subject and subordinate to any ground or underlying lease, first mortgage, indenture, first deed of trust or other first lien encumbrance, together with any renewals, extensions, modifications, consolidations and replacements of such first lien encumbrance, now or after the Commencement Date, affecting or placed, charged or enforced against the Land or all or any portion of the Business Center or any interest of Landlord in them or Landlord's interest in this Lease and the leasehold estate created by this Lease (except to the extent any such instrument will expressly provide that this Lease is superior to such instrument). This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, Tenant will execute, acknowledge and deliver to Landlord, at any time and from time to time, upon demand by Landlord, such documents as may be requested by Landlord, any ground or underlying lessor, or any mortgagee, to confirm or effect any such subordination. If Tenant fails or refuses to execute, acknowledge and deliver any such document within fourteen (14) days after written demand, Landlord, it successors and assigns will be entitled to execute, acknowledge and deliver any and all such documents for and behalf of Tenant as attorney-in-fact to execute, acknowledge and deliver any and all documents described in this Section 19.01 for and on behalf of Tenant, as provided in this Section 19.01.

      19.02 ATTORNMENT. Tenant agrees that in the event that any holder of any ground or underlying lease, mortgage, deed of trust, or other encumbrance encumbering any part of the Business Center succeeds to Landlord's interest in the Premises, Tenant will pay to such holder all rents subsequently payable under this Lease. Further, Tenant agrees that in the event of the enforcement by the trustee or the beneficiary under or holder or owner of any such mortgage, deed of trust, or land or ground lease of the remedies provided for by law or by such mortgage, deed of trust, or land or ground lease, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of and attorn to such successor in interest without change in the terms or provisions of this Lease. Such successor in interest will not be bound by (a) any payment of Monthly Base Rent or Rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or (b) any amendment or modification of this Lease made without the written consent of such trustee, beneficiary, holder or owner or such successor in interest. Upon request by such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge and deliver an instrument or instruments confirming the attornment.


            ARTICLE 20.00  ENTRY BY LANDLORD

      Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency and at reasonable hours, with notice, to
(a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or tenants, except Premises may be shown to prospective tenants only during the last six (6) months of the Lease so long as Tenant is not in default of this Lease, (c) determine whether Tenant is complying with all its obligations in this Lease, (d) supply any service which this Lease obligates Landlord to provide to Tenant, (e) post notices of non-responsibility or similar notices, or
(f) make repairs required of Landlord under the terms of this Lease or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Business Center; however, all such work will be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant by this Article 20.00 waives any claim against Landlord, its agents, employees or contractors for damages for: any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, except as caused by Landlord's negligence or acts. Landlord will at all times have and retain a key with which to unlock all of the doors in, on, or about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance). Landlord will have the right to use any and all means which Landlord may deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any means permitted under this Article will not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion of the Premises, nor will any such entry entitle Tenant to damages or an abatement of Monthly Base Rent, Additional Rent, or other charges which this Lease requires Tenant to pay.


            ARTICLE 21.00  INDEMNIFICATION, WAIVER AND RELEASE

      21.01 INDEMNIFICATION. Tenant will neither hold nor attempt to hold Landlord or its employees or agents liable for, and Tenant will indemnify and hold harmless Landlord, its employees and agents from and against, all demands, claims, suits, causes of action, fines, penalties, damages (including consequential damages), liabilities, judgments, and expenses (including, without limitation, attorney's fees) incurred in connection with or arising from:

            (a) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant;

            (b) any activity, work or thing, done, permitted or suffered, by Tenant in or about the Premises or the Business Center;

            (c) any acts, omissions or negligence, of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees or visitors of Tenant or any such person;

            (d) any breach, violation or nonperformance, by Tenant or any person claiming under Tenant, or the employees, agents, contractors, invitees or visitors of Tenant or any such person of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind;

            (e) any injury including claims for death or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors or any other person entering upon the Premises or the Business Center under the express or implied invitation of Tenant, unless due to Landlord's negligence or willful misconduct.

If any action or proceeding is brought against Landlord or its employees by reason of any such claim, Tenant, upon notice from Landlord, will defend the same at Tenant's expense.

      21.02 WAIVER AND RELEASE. Tenant, as a material part of the consideration to Landlord for this Lease, by this Section 21.02 waives and releases all claims against Landlord, its employees and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease. Tenant agrees that Landlord, its agents and its employees will not be liable for any loss, injury, death or damage (including consequential damages) to persons, property or Tenant's business occasioned by theft; act of God; public enemy; injunction; riot; strike; insurrection; war; court order; requisition; order of governmental body or authority; fire; explosion; falling objects; steam, water, rain or snow; leak or flow of water (including fluid from the elevator system), rain or snow from or into part of the Business Center or from the roof, street, subsurface or from any other place, or by dampness, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the Business Center; or from construction, repair or alteration of any other premises in the Business Center or the Premises; or from any acts or omissions of any other tenant, occupant or visitor of the Business Center; or from any cause beyond Landlord's control. The negligence or willful misconduct of Landlord is specifically excluded.


            ARTICLE 22.00  SECURITY DEPOSIT

      Tenant has deposited the Security Deposit with Landlord as security for the full, faithful and timely performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent, or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used, applied or retained Tenant will within ten (10) days after written demand deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord will not be required to keep the Security Deposit separate from its general funds and Tenant will not be entitled to interest on the Security Deposit. The Security Deposit will not be deemed a limitation on Landlord's damages or a payment of liquidated damages or a payment of the Monthly Base Rent due for the last month of the Term. If Tenant fully, faithfully and in a timely manner performs every provision of this Lease to be performed by it, the Security Deposit or any balance of the Security Deposit will be returned to Tenant within thirty (30) days after the expiration of the Term. Landlord may deliver the funds deposited under this Lease by Tenant to the purchaser of the Business Center in the event the Business Center is sold, and after such time, Landlord will have no further liability to Tenant with respect to the Security Deposit.


            ARTICLE 23.00  QUIET ENJOYMENT

      Landlord covenants and agrees with Tenant that so long as Tenant pays the Rent and observes and performs all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant's possession will not be disturbed by anyone claiming by, through or under Landlord.


            ARTICLE 24.00  EFFECT OF SALE

      A sale, conveyance or assignment of the Business Center will operate to release Landlord from liability from and after the effective date of such sale, conveyance or assignment upon all of the covenants, terms and conditions of this Lease, express or implied, except those which arose prior to such effective date, and, after the effective date of such sale, conveyance or assignment, Tenant will look solely to Landlord's successor in interest in and to this Lease. This lease will not be affected by any such sale, conveyance or assignment, and Tenant will attorn to Landlord's successor in interest to this Lease.


            ARTICLE 25.00  DEFAULT

      25.01  EVENTS  OF  DEFAULT.   The  following   events  are  referred  to
collectively as "Events of Default," or individually as an "Event of Default:"

            (a) Tenant defaults in the due and punctual payment of Rent or additional rent, and such default continues for five (5) days after notice from Landlord; however, Tenant will not be entitled to more than one (1) notice for monetary defaults during any twelve (12) month period, and if after such notice and Rent is not paid when due, an Event of Default will be considered to have occurred without further notice;


            (b) This Lease or the Premises or any part of the Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and the attachment is not discharged or disposed of within fifteen (15) days after its levy;

            (c) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or it's dissolved or makes an assignment for the benefit of creditors;

            (d) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant, and such proceeding is not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

            (e) Tenant fails to take possession of the Premises on the Commencement Date of the Term;

            (f) Tenant breaches any of the other agreements, terms, covenants or conditions which this Lease requires Tenant to perform, and such breach continues for a period of thirty (30) days after notice from Landlord to Tenant; or if such breach cannot be cured reasonably within such thirty (30) day period and Tenant fails to commence and proceed diligently to cure such breach within a reasonable time period.

      25.02 LANDLORD'S REMEDIES. If any one or more Events of Default set forth in Section 25.01 occurs then Landlord has the right, at its election:

            (a) to give Tenant written notice of Landlord's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the Premises will cease and this Lease will be terminated, except as to Tenant's liability, as if the expiration of the term fixed in such notice were the end of the Term; or

            (b) without further demand or notice, to reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Monthly Base Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; all actions to occur through legal process; or

            (c) without further demand or notice, to cure any Event of Default and to charge Tenant for the cost of effecting such cure, including, without limitation, attorneys' fees and interest on the amount so advanced at the rate set forth in Section 28.22 provided that Landlord will have no obligation to cure any such Event of Default of Tenant.

Should Landlord elect to reenter as provided in subsection (b), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rent. Landlord will in no way be responsible or liable for any failure to relet the Premises or any part of the Premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord under this Section or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

      25.03 CERTAIN DAMAGES. If Landlord does not elect to terminate this Lease as permitted in subsection (a) of Section 25.02, but on the contrary elects to take possession as provided in subsection (b) of Section 25.02, Tenant will pay to Landlord: (a) Monthly Base Rent and other sums as provided in this Lease, which would be payable under this Lease if such repossession had not occurred, less (b) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing Term, or the premises covered by such new lease include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Section will be made in determining the net proceeds from such reletting, and any rent concessions will be equally apportioned over the term of the new lease. Tenant will pay such rent and other sums to Landlord monthly on the day on which the Monthly Base Rent would have been payable under this Lease if possession had not been retaken, and Landlord will be entitled to receive such rent and other sums from Tenant on each such day.

      25.04 CONTINUING LIABILITY AFTER TERMINATION. If this Lease is terminated on account of the occurrence of an Event of Default, Tenant will remain liable to Landlord for damages in an amount equal to Monthly Base Rent and other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such reletting, including, but without limitation, the expenses enumerated in Section 25.03. Landlord will be entitled to collect such damages from Tenant monthly on the day on which Monthly Base Rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord will be entitled to receive such Monthly Base Rent and other amounts from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord will be entitled to recover against Tenant, as damages for loss of the bargain and not as a penalty, an aggregate Rent which, at the time of such termination of this Lease, represents the excess of the aggregate of Monthly Base Rent and all other Rent payable by Tenant that would have accrued for the balance of the Term over the aggregate rental value of the Premises (such rental value to be computed on the basis of a tenant paying not only a rent to Landlord for the use and occupation of the Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such term, both discounted to present value at six (6%) percent."

      25.05 CUMULATIVE REMEDIES. Any suit or suits for the recovery of the amounts and damages set forth in Sections 25.03 and 25.04 may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the Term would have expired had there occurred no Event of Default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or after the Date existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant. Such attorney's fees will be due and payable upon tendering of a statement. Failure to pay such fees will constitute a breach of the terms and conditions of the within Lease. Landlord may treat the failure to make such payment as a default in the payment of rent and as more particularly set forth in Article 5.06.


            ARTICLE 26.00  RULES AND REGULATIONS

      Tenant and its employees, agents, licensees and visitors will at all times observe faithfully, and comply strictly with, the rules and regulations set forth on Exhibit D. Landlord may from time to time amend, delete or modify existing rules and regulations, or adopt new rules and regulations for the use, safety, cleanliness and care of the Premises and the Business Center, and the comfort, quiet and convenience of occupants of the Business Center. Modifications or additions to the rules and regulations will be effective upon notice to Tenant from Landlord. In the event of any breach of any rules or regulations or any amendments or additions to such rules and regulations, Landlord will have all remedies which this Lease provides for default by Tenant, and will, in addition, have any remedies available at law or in equity, including the right to enjoin any breach of such rules and regulations. Landlord will not be liable to Tenant for violation of such rules and regulations by any other tenant, its employees, agents, visitors or licensees or any other person. In the event of any conflict between the provisions of this Lease and the rules and regulations, the provisions of this Lease will govern.


            ARTICLE 27.00  SIGNS

(a) No sign, advertisement or notice shall be affixed to or placed upon any part of the leased premises by the Tenant, except in such a manner, and of such a size, design, uniformity, and color as shall be approved in advance in writing by the Landlord. Tenant shall be obligated to make his own application for a
sign,   obtain  permits,   and  to  comply  with  the  local  authority   having
jurisdiction.

(b) No roof signs shall be permitted; nor shall there be any attachments or openings permitted of any kind to or through the roof.

(c) Tenant will purchase and install one sign in the location designated by Landlord on the front of the Premises. Installation will be completed on the earlier of the date on which Tenant opens for business. The sign will conform to Landlord's sign criteria attached to this Lease as Exhibit E. Tenant will maintain, repair, and replace the sign as required by Landlord during this Lease.


            ARTICLE 28.00  MISCELLANEOUS

      28.01 NO OFFER. This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until (a) Tenant has duly executed and delivered duplicate originals to Landlord and (b) Landlord has executed and delivered one of such originals to Tenant.

      28.02 JOINT AND SEVERAL LIABILITY. If Tenant is composed of more than one signatory to this Lease, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this Lease.

      28.03 NO CONSTRUCTION AGAINST DRAFTING PARTY. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord's counsel has prepared it.

      28.04 TIME OF THE ESSENCE. Time is of the essence on each and every provision of this Lease.

      28.05 NO RECORDATION. Tenant's recordation of this Lease or any memorandum or short form of it will be void and a default under this Lease.

      28.06 NO WAIVER. The waiver by Landlord of any agreement, condition or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision contained in this Lease, nor will any custom or practice which may grow up between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. The subsequent acceptance of Rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

      28.07 LIMITATION ON RECOURSE. Tenant specifically agrees to look solely to Landlord's interest in the Business Center for the recovery of any judgments from Landlord, it being agreed that Landlord (and its shareholders, venturers, and partners, and their shareholders, venturers and partners and all of their officers, directors and employees) will never be personally liable for any such judgments. The provision contained in the preceding sentence is not intended to, and will not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

      28.08 ESTOPPEL CERTIFICATES. At any time and from time to time but within ten (10) days after written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord a certificate certifying (a) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification, (b) the date, if any, to which rent and other sums payable under this Lease have been paid, (c) that no notice has been received by Landlord of any default which has not been cured, except as to defaults specified in the certificate, and (d) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgagee or beneficiary under any deed of trust of the Business Center or any part of the Business Center.

      28.09 WAIVER OF JURY TRIAL. Landlord and Tenant by this Section 28.09 waive trial by jury in any action, proceeding or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any other claims (including without limitation claims for personal injury or property damage), and any emergency statutory or any other statutory remedy.

      28.10 NO MERGER. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, (a) terminate all or any subleases and subtenancies, or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option under this Section 28.10 will be exercised by notice to Tenant and all known sublessees or subtenants in the Premises or any part of the Premises.

      28.11 HOLDING OVER. Tenant will have no right to remain in possession of all or any part of the Premises after the expiration of the Term. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this Lease for any further term; and (c) such tenancy may be terminated by Landlord upon the earlier of (i) thirty (30) days prior written notice or (ii) the earliest date permitted by law. In such event, Monthly Base Rent will be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Base Rent payable during the last month of the Term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this Lease.

      28.12 NOTICES. Any notice, request, demand, consent, approval or other communication required or permitted under this Lease must be in writing and will be deemed to have been given when personally delivered or deposited in any depository regularly maintained by the United States Postal Service, postage prepaid, certified mail, return receipt requested, addressed to the party for whom it is intended at its address set forth in Article l.00. Either Landlord or Tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving ten (10) days prior written notice of such change to the other party in the manner prescribed in this Section 28.12.

      28.13 SEVERABILITY. If any provision of this Lease proves to be illegal, invalid or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid or unenforceable, a provision will be added as a part of this Lease as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      28.14 WRITTEN AMENDMENT REQUIRED. No amendment, alteration, modification of or addition to the Lease will be valid or binding unless expressed in writing and signed by the party or parties to be bound by such change. Tenant agrees to make any modifications of the terms and provisions of this Lease required or requested by a lending institution providing financing for the Business Center, provided that no such modifications will materially adversely affect Tenant's rights and obligations under this Lease.

      28.15 ENTIRE AGREEMENT. This Lease, the Exhibits and Addenda, if any, contain the entire agreement between Landlord and Tenant and may be amended only by subsequent written agreement. No promises or representations, except as contained in this Lease, have been made to Tenant respecting the condition of the Premises or the manner of operating the Business Center.

      28.16 CAPTIONS. The captions of the various Articles and Sections of this Lease are for convenience only and do not necessarily define, limit, describe or construe the contents of such Articles or Sections.

      28.17 NOTICE OF LANDLORD'S DEFAULT. In the event of any alleged default in the obligation of Landlord under this Lease, Tenant will deliver to Landlord written notice and Landlord will have thirty (30) days following receipt of such notice to cure such alleged default or, in the event the alleged default cannot reasonably be cured within a thirty (30) day period, to commence action to cure such alleged default. A copy of such notice will be sent to any holder of a mortgage or other encumbrance on the Business Center or the Premises of which Tenant has been notified in writing, and such holder will also have the same time periods to cure such alleged default.

      28.18 AUTHORITY. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors, or partners, as the case may be, and agree upon request to deliver to Landlord a resolution or similar document to that effect.

      28.19 BROKERS. Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Premises except the Broker named in Article l.00(s), if any. Each of them will indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with who either of them has consulted or negotiated with regard to the Premises except the Broker. Landlord will pay any fees or commissions due the Broker as may be provided for in a separate written agreement between the Landlord and Broker.

      28.20 GOVERNING LAW. This Lease will be governed by and construed pursuant to the laws of the state in which the Business Center is located.

      28.21 FORCE MAJEURE. Landlord will have no liability to Tenant, nor will Tenant have any right to terminate this Lease or abate Rent or assert a claim of partial or total actual or constructive eviction, because of Landlord's failure to perform any of its obligations in the Lease if the failure is due to reasons beyond Landlord's reasonable control, including, without limitation, strikes or other labor difficulties; inability to obtain necessary governmental permits and approvals (including building permits or certificates of occupancy); unavailability or scarcity of materials; war; riot; civil insurrection; accidents; acts of God; and governmental preemption in connection with a national emergency. If Landlord fails to perform its obligations because of any reasons beyond Landlord's reasonable control (including those enumerated above), the period for Tenant's performance will be extended day for day for the duration of the cause of Landlord's failure.

      28.22 LATE PAYMENTS. Any payment of Rent, including Monthly Base Rent and Additional Rent, which is not received within five (5) days after it is due will be subject to a late charge equal to five percent (5%) of the unpaid payment. This amount is in compensation of Landlord's additional cost of processing late payments.

      28.23 NO EASEMENTS FOR AIR OR LIGHT. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Business Center will in no way affect this Lease or impose any liability on Landlord.

      28.24 TAX CREDITS. Landlord is entitled to all local, state and federal income tax benefits (including, without limitation, investment tax credits, energy credits and rehabilitation credits) available as a result of leasehold improvements for which Landlord has paid, or lent money, or guaranteed payment. Promptly after Landlord's demand, Tenant will give Landlord a detailed list of the leasehold improvements and fixtures and their respective costs for which Tenant has paid without a loan or guarantee by Landlord, and Tenant will be entitled to tax benefits attributable to such listed improvements. Landlord will be entitled to all other such tax benefits for all other leasehold improvements.

      28.25 RELOCATION OF THE PREMISES. Landlord reserves the unrestricted and unconditional right to relocate the Premises to substantially comparable space within the Business Center. Landlord will give Tenant a written notice of its intention to relocate the Premises, and Tenant will complete such relocation within thirty (30) days after receipt of such written notice. If the furnishings of the space to which Landlord proposes to relocate Tenant are not substantially the same as those of the Premises, or if the Monthly Base Rent of the new space is not substantially the same as the prior Monthly Base Rent, Tenant may so notify Landlord, and if Landlord fails to offer space satisfactory to Tenant, Tenant may terminate this Lease effective as of the thirtieth (30th) day after Landlord's initial notice. Upon Tenant's peaceable vacation and abandonment of the premises, Landlord will pay to Tenant a sum equal to one monthly installment of the Monthly Base Rent payable under this Lease. If Tenant does relocate within the Business Center, then effective on the date of such relocation this Lease will be amended by deleting the description of the original Premises and substituting for it a description of such comparable space. Landlord agrees to reimburse Tenant for its actual moving costs to such other space within the Business Center, to the extent such costs are reasonable.

      28.26 LANDLORD'S FEES. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, same will not be unreasonably withheld. Tenant will reimburse Landlord for all of Landlord's costs incurred in reviewing the proposed action or consent, including, without limitation, reasonable attorneys', engineers', architects', accountants' and other professional fees, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

      28.27 BINDING EFFECT. The covenants, conditions and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.



Landlord and Tenant have executed this Lease as of the day and year first above written.


WITNESS:                            LANDLORD:

                                    116 CORPORATE BOULEVARD LLC



                                    By:
------------------------------         ---------------------------------------




ATTEST:                             TENANT:

                                    ION NETWORKS, INC.



                                    By:
------------------------------         ---------------------------------------
      Its Secretary

[Corporate Seal if applicable]

                                   EXHIBIT A
                                   ---------

                    LEGAL DESCRIPTION OF THE BUSINESS CENTER


The land referred to in this commitment is described as follows:



All that certain Lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of South Plainfield, County of Middlesex, State of New Jersey.

The following description is described in accordance with the survey made by De Muro Associates dated January 10, 2000 and Revised October 16, 2000.

BEGINNING at a point of intersection of the southwesterly line of Corporate Boulevard with the northeasterly line of New Durham Road formerly Perth Amboy Turnpike and from thence running;

(1) Along the said northeasterly line of New Durham Road North 79 degrees 47 minutes 28 seconds West, 320.27 feet to a point;

THENCE(2) North 27 degrees 15 minutes 22 seconds West, 915.22 feet to a point;

THENCE (3) North 62 degrees 44 minutes 38 seconds East, 356.00 feet to a point in the southwesterly line of Corporate Boulevard;

THENCE (4) Along the southwesterly line of Corporate Boulevard, South 27 degrees 15 minutes 22 East, 830.09 feet to a point of curve;

THENCE (5) Still along the southwesterly line of Corporate Boulevard on a curve to the right having a radius of 444.00 feet, a distance of 293.59 feet to another point of curve;

THENCE (6) Still along the said line of Corporate Boulevard on a curve to the right having a radius of 30 feet, a distance of 11.04 feet to the point and place BEGINNING.

NOTE: Being Lot(s) 47.04, 47.03 & 47.02, Block 528, Tax Map of the Borough of South Plainfield, County of Middlesex.

                                   EXHIBIT B
                                   ---------

                                  THE PREMISES

                                   EXHIBIT C
                                   ---------

                                   WORKLETTER


Landlord and Tenant agree that Tenant will accept the demised premises in "as is" condition.

Tenant is responsible for obtaining its own Building Permits and Certificate of Occupancy.


OTHER COMMENTS:

Landlord agrees to do the following work:

1)    Clean existing carpet

2)    Repair and re-paint existing damaged walls

                                   EXHIBIT D
                                   ---------

                             RULES AND REGULATIONS


1. Tenant shall not conduct or permit to be conducted within the demised premises or any portion of the Business Center any political gathering or meeting or distribution of any political information and will not install or permit to be installed anywhere in the Business Center any poster or sign of any political nature.

2. All deliveries or shipments of any kind to and from the Leased Premises, including loading and unloading of goods, shall be made only at such times, in the areas and through the entrances reasonably designated for such purpose by Landlord. Trailers and/or trucks servicing the Leased Premises shall remain parked in the Business Center only during those periods necessary to service Tenant's operations, but in no event shall such trailers or trucks remain parked in the Business Center overnight.

3. No radio, television, phonograph or other similar device, or aerial attached thereto (inside or outside the Leased Premises) shall be installed without first obtaining in each instance, Landlord's written consent. Any aerial installed without Landlord's consent shall be subject to removal without notice at any time. No radio, television, phonograph or other similar device shall be used in a manner so as to be heard or seen outside of the Leased Premises.

4. Tenant shall not burn trash or garbage in or about the Leased Premises or the Business Center.

5. Tenant shall not place or cause to be placed on any vehicles parked in the common areas of the Business Center, any handbills, bumper stickers or other advertising or promotional materials nor shall Tenant use any of the common areas in the Business Center for business or promotional purposes without the prior written consent of Landlord.

6. The plumbing facilities within or serving the Leased Premises shall not be used for any purposes other than for which they were constructed, and no foreign substances of any kind shall be thrown therein.

7. Tenant shall not obstruct walkways, entrances, passages, courts, corridors, vestibules, halls or any common areas in the Leased Premises or the Business Center.

8. Tenant shall not keep on the Leased Premises inflammables, such as gasoline, kerosene, naphtha, benzine, or explosives, or any other articles of an intrinsically dangerous nature.

9. Tenant shall be responsible for the observance of these rules and regulations by Tenant's employees, agents, clients, customers, invitees and guests.

10. Tenant shall not make or permit any noise or odor which Landlord deems objectionable to emanate from the Leased Premises and no person shall use the Leased Premises as sleeping quarters, sleeping apartments or lodging rooms.

11. Landlord may after notice to Tenant, amend or add new rules and regulations for the use and care of the Leased Premises, the building of which the Leased Premises forms a part and the common areas of the Business Center. Such amendments or new rules shall be reasonable and shall apply uniformly to all tenants for the Business Center.

12. No equipment or other fixtures shall be attached to the outside walls or the windowsills of the building or otherwise affixed so as to project from the building, without the prior written consent of Lessor.

13. Windows in the premises shall not be covered or obstructed by Lessee. No bottles, parcels, or other articles be placed on the windowsills, in the halls, or in any other part of the building other than the leased premises.


14. No additional locks or bolts of any kind shall be placed on any of the doors by Lessee. Lessee shall, on the termination of Lessee's tenancy, deliver to Lessor, all keys to any space within the building, either furnished to or otherwise procured by Lessee, and in the event of the loss of any keys furnished, Lessee shall pay to Lessor the cost thereof.

15. Lessor reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising. Business machines and other equipment shall be placed and maintained by Lessee at Lessee's expense in settings sufficient in Lessor's reasonable judgment to absorb and prevent unreasonable vibration, noise, and annoyance.

16. Lessor shall not be responsible to Lessee for the non-observance or violation of any of these rules by any other tenant.

17. Lessor hereby reserves to itself any and all rights not granted to Lessee hereunder, including, but not limited to, the following rights which are reserved to Lessor for its purposes in operating the Business Center:

      (a) The exclusive right to the use of the name of the Business Center for all purposes, except that Lessee may use the name as its business address and for no other purpose;

      (b) The right to change the name of the Business Center at any time and from time to time, without incurring any liability to Lessee for so doing;

      (c) The right to install and maintain a sign or signs on the exterior of the Business Center and/or anywhere in the Business Center Area;

      (d) The exclusive right to use or dispose of the use of all or any part of the roof of the Business Center and Business Center Area;

      (e) The right to grant anyone the right to conduct any particular business or undertaking in the Business Center or Business Center Area.

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

                                   EXHIBIT E
                                   ---------

                                 SIGN CRITERIA


It is understood and agreed that the Tenant shall have the right to signage similar to signs presently located in the Business Center which the demised premises is a part or signage which falls under the specifications set forth, whichever policy is then in effect, Tenant shall present to Landlord prior to construction and installation of any sign, a professionally drawn rendering specifying size, material, copy and any other specifications included but not limited to lighting and electrical load.

All signage must be approved in writing by the Landlord prior to installation, Landlord's approval shall not be unreasonably withheld or delayed.

                                   EXHIBIT F
                                   ---------

                          ENVIRONMENTAL SPECIFICATION

            Environmental Representations and Compliance.
            --------------------------------------------

            (a) The Tenant, its officers, partners, employees, agents and subsidiaries, agree to indemnify, defend and hold the Landlord, its officers, partners, employees, successors or assigns, harmless from any and all claims, causes of action, and any and all damages, liabilities, costs and expenses of any kind whatsoever, including fines, assessments, clean-up costs, shut-down fees, contractor's costs and actual attorney fees, which arise out of, are asserted on account of, or traceable to Tenant's use, storage, manufacture, dumping, leakage or the carrying on of any activities or occurrence upon the Premises that is the subject of this Lease relating to oil, waste oil, thinners, spirits, materials all petro-chemical by-products, and any substance, material or compound classified as toxic or hazardous under any federal, state or local environmental law, and any other material or compound known to have an adverse environmental impact.

            (b) In addition, Tenant hereby makes the following representations to Landlord, understanding that Landlord shall and does in fact rely thereon. Tenant shall also indemnify, defend and hold Landlord harmless from any and all claims, costs, damages, expenses, attorney fees, and causes of action arising as a result of, or associated with these representations made by Tenant:

            (c) Landlord will indemnify and hold Tenant harmless for any environmental conditions existing prior to Tenant's occupancy of leased premises. Landlord is not aware of any existing environmental conditions.

                  (1) Air Quality:

                        (i) Tenant represents that any and all air emission permits required by state, local or federal authorities have been properly obtained and will remain in force.

                        (ii)  Tenant   represents   that  its   facility  is  in
compliance with any conditions attendant to such permits.

                        (iii) Tenant represents that its facility is and will remain in compliance with Occupational Safety Health Act requirements governing exposure of workers to hazardous materials in the work place.

                  (2) Water Pre-Treatment:

                        (i) Tenant represents that any present discharge of industrial waste water into the sewer system has been properly permitted by local, state or federal authorities.

                        (ii) Tenant represents that all permits have been properly complied with and that Tenant is not in violation of any permits, ordinances, or compliance requirements.

                  (3) Underground Storage Tanks:

                        (i) Tenant acknowledges that there are presently no underground storage tanks upon the property and that none will be installed without Landlord's specific written consent.

                  (4) Water Discharge:

                        (i) Tenant represents that any permits for such water discharge have been properly obtained and are current and that Tenant is in compliance therewith.

            (c) Tenant further understands and agrees that Landlord shall be entitled to enter upon the Premises to conduct environmental audit inspections, tests, borings, samplings and the like which Landlord deems reasonable and necessary to determine the environmental status of the property.

            (d) Tenant agrees that it shall, at its sole cost and expense, fulfill, observe and comply with all of the terms and provisions of all federal, state and local environmental laws now in effect or hereinafter enacted, as any of the same may be amended from time to time, and all rules, regulations, ordinances, opinions, orders and directive issued or promulgated pursuant thereto or in connection therewith, as and to the extent any of the foregoing may be applicable to the Property and Tenant's use and occupancy thereof.

            (e) Within ten (10) days after written request by the Landlord or any mortgagee of Landlord, and, in any event, on each anniversary of the commencement date hereof, Tenant shall deliver to Landlord or Landlord's mortgagee, as the case may be, a duly executed and acknowledged affidavit of Tenant or Tenant's chief executive officer, certifying:

                  (1) The proper four digit Standard Industrial Classification number ("S.I.C. number") relating to Tenant's then current use of the Property (said S.I.C. number to be obtained by reference to the then current Standard Industrial Classification Manual prepared and published by the Executive Office of the President, Office of Management and Budget or the successors to such publication). Tenant hereby represents, warrants and covenants that its S.I.C. number as of the date of this Lease is as set forth in Section 1(i) hereof; and

                  (2) (a) That Tenant's use of the Property does not involve and has not involved the generation, manufacture, refining, transportation, treatment, storage, handling, or disposal of petroleum products or hazardous substances or wastes (as hazardous substances and hazardous wastes are defined in any Environmental Laws) on site, above ground or below ground (all of the foregoing being hereinafter collectively referred to as the Presence of Hazardous Substances); or (b) that Tenant's use does involve or has involved the Presence of Hazardous Substances, in which event, such affidavit shall describe in detail that portion of Tenant's operations which involves or involved the Presence of Hazardous Substances. Said description shall identify each Hazardous Substance and describe the manner in which it is or was generated, handled, manufactured, refined, transported, treated, stored, and/or disposed of. Tenant shall supply Landlord or Landlord's mortgagee with such additional information relating to said Presence of Hazardous Substances as Landlord or Landlord's mortgagee may request.

            (f) Tenant shall provide Landlord with copies of all reports, information and materials filed with or provided to any governmental agency or authority pursuant to any of the environmental laws.

            (g) In the event that, upon the date of termination or expiration of the term of this Lease, Tenant has not satisfied and complied with all requirements imposed upon Landlord if said requirements are imposed due to Tenant or Tenant's actions, or Tenant under any environmental laws or by any governmental agency or authority pursuant to any environmental laws, Tenant shall continue to pay Fixed Rent at the annual rent payable immediately prior to such date of termination or expiration plus an increase for each year until such obligation terminates, each such annual increase to be determined by the percentage increase in the Consumer Price Index published by the Bureau of Labor Statistics of the United States for All Urban Consumers (1982-1984-100). Such increased portion of rent over the Fixed Rent shall be computed by the increase in the Index from three (3) months prior to the initial Term of the Lease to the later of three (3) months prior to the expiration of the Lease or three (3) months prior to the anniversary of each continuance of the Lease multiplied by the annual rental during the last year of the Lease. The increased rental when added to the previous Fixed Rent shall become the new Fixed Rent. In no event shall Fixed Rent be reduced below the amount payable for the prior year. Such Fixed Rent shall be payable notwithstanding that Tenant may be barred and precluded from occupying and using the Property. Such payments of Fixed Rent shall continue until Tenant has complied in full with the requirements imposed by environmental laws or by governmental agencies and authorities having jurisdiction with respect thereto and has provided to Landlord written confirmation from governmental agency or authority having jurisdiction that such compliance has in fact occurred. Tenant shall, in addition to payments of Fixed Rent as aforesaid, promptly pay any fines, penalties, levies or assessments against the Property or Landlord which are imposed at any time or from time to time as a result of any action, act or failure to act of the Tenant relating to environmental laws.

            (h) Tenant agrees that each and every provision of this Section shall survive the expiration or earlier termination of the Term of this Lease.

                                   EXHIBIT I
                                   ---------

                                OPTION TO RENEW




OPTION TO RENEW THE LEASE. The Tenant may extend the term of this lease. The extended term will be on all of the terms, covenants, and conditions of the lease applicable at the expiration date of the initial lease subject to the following terms and conditions.

      (a) OPTION PERIOD. So long as Tenant is not in default under this Lease, either at the time of exercise or at the time the extended term commences, the Tenant will have the option to extend the initial term of this lease for two (2) additional consecutive periods of three (3) years each hereinafter referred to as the "first (1st) option period" and the "second
      (2nd) option period" and together as the "option period".

      (b) NOTICE. The Tenant will exercise its option by giving Landlord written notice (option notice) at least six (6) months prior to the expiration of the initial term of the lease for the first option period and at least six
      (6) months prior to the expiration of the first (1st) option period for exercising the option for the second (2nd) option period.

      (c) OPTION PERIOD RENT. The rental for each option period shall be 95% of the CPI increase to be determined as follows:

      1) The Consumer Price Index hereinafter referred to as the CPI, shall be the Consumer Price Index - Average for All Urban Consumers, All Items, as published by the United States Bureau of Labor Statistics. In the event of a change in the method of determining the CPI, an adjustment shall be made in the revised index to produce results equivalent, as nearly possible, to those which would have been obtained had the CPI not been changed.

      2) "Base Level Index" as used herein shall be the one month period three months prior to the commencement of the initial term of this Lease.

      3) "Lease Year Index" as used herein shall be the one month period three months prior to the commencement of each option period.

      4) The monthly rental for the option periods shall be calculated using the following formula:

            .95 (Lease Year Index - Base Level Index) x  Annual  = Option Period
            -----------------------------------------  Base Rent   Min Base Rent
                        Base Level Index

5) However, the annual rental for each option shall in no event be less than $54,060.